UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2017

W.W. GRAINGER, INC.

(Exact name of Registrant as Specified in Charter)

Illinois	1-5684	36-1150280
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois	60045-5201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 535-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On October 6, 2017, W.W. Grainger, Inc. (the “Company”), as borrower, entered into a five-year syndicated revolving credit facility agreement (the “Credit Facility”) with the financial institutions and other lenders named therein, and U.S. Bank National Association (“U.S. Bank”), as administrative agent.  Pursuant to the Credit Facility, the Company and certain of its subsidiaries (collectively, the “Borrowers”) may obtain loans in various currencies on a revolving basis in an aggregate amount not exceeding the U.S. Dollar equivalent of $750,000,000, which amount may be increased from time to time up to $1,125,000,000 at the request of the Company, subject to obtaining additional commitments and other customary conditions.  The Credit Facility replaces the Company’s former $900,000,000 unsecured revolving credit facility, dated as of August 22, 2013, as amended on April 7, 2015 (the “2013 Credit Facility”), among the Company, the lenders party thereto, and U.S. Bank National Association, as administrative agent, which was scheduled to mature on August 22, 2018. The termination date for the 2013 Credit Facility was October 6, 2017.

The Credit Facility is unsecured and repayable at maturity on October 6, 2022, subject to a one-time, one-year extension if sufficient lenders agree.  Borrowings under the Credit Facility will bear interest, at the Company’s option, either at (a) the Eurocurrency rate for specified interest periods plus a margin determined with reference to the rating on the Company’s non-credit-enhanced, senior  unsecured long-term debt or (b) the base rate, which is the highest of (i) 0%, (ii) U.S. Bank National Association’s prime rate, (iii) the federal funds rate plus 0.50% per annum or (iv) the Eurocurrency rate for a one month interest period plus 1.00% per annum, plus, in each case, a margin determined with reference to the rating on the Company’s non-credit-enhanced, senior  unsecured long-term debt.  The facility fees are also determined with reference to the rating on the Company’s non-credit-enhanced, senior unsecured long-term debt.

The Credit Facility contains customary representations and warranties and covenants for a transaction of this type, including covenants applicable to the Company and its subsidiaries limiting liens, substantial asset sales and mergers.  Most of these restrictions are subject to certain minimum thresholds and exceptions.  In addition, the Credit Facility contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of any representation or warranty, bankruptcy or insolvency proceedings, change of control, ERISA matters and cross-acceleration to other debt agreements.  The Company has unconditionally guaranteed the obligations of each other Borrower under the Credit Facility.

The above summary of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, a copy of which has been filed as Exhibit 10.1 hereto.

Item 1.02                                           Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference in this Item 1.02.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 6, 2017, by and among W.W. Grainger, Inc., the lenders party thereto and U.S. Bank National Association, as Administrative Agent.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of October 6, 2017, by and among W.W. Grainger, Inc., the lenders party thereto and U.S. Bank National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2017

W.W. GRAINGER, INC.

By:	/s/ Hugo Dubovoy, Jr.
	Name:	Hugo Dubovoy, Jr.
	Title:	Vice President, Corporate Secretary